Exhibit 99.2

Gogo Inc.

Unaudited Pro Forma Condensed Consolidated Financial Statements

Overview and Basis of Presentation

On December 1, 2020, Gogo Inc. (“we,” “us,” “our,” or the “Company”) completed the previously announced sale of its Commercial Aviation, or “CA,” business to Intelsat Aviation AcquisitionCo LLC, a Delaware limited liability company and an indirect, wholly-owned subsidiary of Intelsat Jackson Holdings S.A. (“Intelsat” or the “Buyer”), pursuant to the purchase and sale agreement (the “Purchase Agreement”), dated August 31, 2020 with the Buyer, through the sale of all of the issued and outstanding units of our subsidiaries Gogo LLC, a Delaware limited liability company, and Gogo International Holdings LLC, a Delaware limited liability company, for a purchase price of $400 million in cash, subject to certain adjustments (the “Transaction”). The assets and liabilities of the CA business were presented as assets and liabilities held for sale in the Company’s Unaudited Condensed Consolidated Balance Sheets as of September 30, 2020 and December 31, 2019, and the results of operations of the CA business were presented as discontinued operations in the Company’s Unaudited Condensed Consolidated Statements of Operations for the three months and nine months ended September 30, 2020 and 2019, in the Company’s Quarterly Report on Form 10-Q for the nine months ended September 30, 2020, which was filed with the Securities and Exchange Commission (“SEC”) on November 9, 2020.

The Unaudited Pro Forma Condensed Consolidated Statements of Operations for the nine months ended September 30, 2020 and for the years ended December 31, 2019, 2018 and 2017 (collectively, the “Statements”) give effect to the Transaction as if the Transaction occurred on January 1, 2017. The Statements have been derived from, and should be read in conjunction with, the audited consolidated financial statements and notes thereto included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 and the unaudited condensed consolidated financial statements and notes thereto included in the Company’s Quarterly Report on Form 10-Q for the nine months ended September 30, 2020, which have been filed with the SEC. The Unaudited Pro Forma Condensed Consolidated Balance Sheet as of September 30, 2020 gives effect to the Transaction as if the Transaction occurred on September 30, 2020. The Unaudited Pro Forma Condensed Consolidated Balance Sheet has been derived from, and should be read in conjunction with, the unaudited condensed consolidated financial statements and notes thereto included in the Company’s Quarterly Report on Form 10-Q for the nine months ended September 30, 2020.

The following Unaudited Pro Forma Condensed Consolidated Financial Statements are provided for illustrative purposes only and do not purport to represent what the Company’s results of operations or financial position would have been had the Transaction been completed on the dates assumed and are not necessarily indicative of the Company’s future results of operations or financial position.

The Company believes that the adjustments included within the “Assets / Liabilities Held for Sale” column of the Unaudited Pro Forma Condensed Consolidated Balance Sheet and the adjustments included within the “Discontinued Operations” column of the Unaudited Pro Forma Condensed Consolidated Statements of Operations are consistent with the guidance for assets held for sale and discontinued operations under GAAP. The Unaudited Pro Forma Condensed Consolidated Financial Statements are based upon information and assumptions available at the time of the filing of this report on Form 8-K. Any of the factors underlying these estimates and assumptions may change or prove to be materially different and the estimates and assumptions may not be representative of facts that existed upon completion of the Transaction.

The Company’s historical consolidated financial statements have been adjusted in the Unaudited Pro Forma Condensed Consolidated Financial Statements to present events that are (i) directly attributable to the Transaction, (ii) factually supportable and (iii) with respect to the Statements, expected to have a continuing impact on the Company’s consolidated results following the Transaction.

Gogo Inc. and Subsidiaries

Unaudited Pro Forma Condensed Consolidated Balance Sheet

(in thousands, except share data)

	As of September 30, 2020
	Historical	Assets / Liabilities Held for Sale (A)	Pro Forma Adjustments		Pro Forma
Assets
Current assets:
Cash and cash equivalents	$117,483	$—	$375,729	(C)	$493,212
Accounts receivable, net of allowances of $1,539	32,497	—	—		32,497
Inventories	35,107	—	—		35,107
Prepaid expenses and other current assets	6,448	—	—		6,448
Current assets held for sale	627,499	(627,499)	—		—

Total current assets	819,034	(627,499)	375,729		567,264

Non-current assets:
Property and equipment, net	64,307	—	—		64,307
Goodwill and intangible assets, net	53,188	—	—		53,188
Operating lease right-of-use assets	32,564	—	—		32,564
Other non-current assets, net of allowances of $320	15,362	—	—		15,362

Total non-current assets	165,421	—	—		165,421

Total assets	$984,455	$(627,499)	$375,729		$732,685

Liabilities and Stockholders’ deficit
Current liabilities:
Accounts payable	$6,060	$—	$23,587	(D)	$29,647
Accrued liabilities	77,901	—	5,490	(D)	83,391
Deferred revenue	2,492	—	—		2,492
Current liabilities held for sale	369,436	(369,436)	—		—

Total current liabilities	455,889	(369,436)	29,077		115,530

Non-current liabilities:
Long-term debt	1,126,634	—	—		1,126,634
Non-current operating lease liabilities	38,223	—	—		38,223
Other non-current liabilities	10,903	—	—		10,903

Total non-current liabilities	1,175,760	—	—		1,175,760

Total liabilities	1,631,649	(369,436)	29,077		1,291,290

Commitments and contingencies	—	—	—		—
Stockholders’ deficit
Common stock, par value $0.0001 per share; 500,000,000 shares authorized at September 30, 2020; 85,255,574 shares issued at September 30, 2020; and 85,237,282 shares outstanding at September 30, 2020	9	—	—		9
Additional paid-in-capital	1,086,665	—	—		1,086,665
Accumulated other comprehensive loss	(4,323)	—	—		(4,323)
Treasury stock, at cost	(98,857)	—	—		(98,857)
Accumulated deficit	(1,630,688)	(258,063)	346,652		(1,542,099)

Total stockholders’ deficit	(647,194)	(258,063)	346,652		(558,605)

Total liabilities and stockholders’ deficit	$984,455	$(627,499)	$375,729		$732,685

See the Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

Gogo Inc. and Subsidiaries

Unaudited Pro Forma Condensed Consolidated Statement of Operations

(in thousands, except per share amounts)

	For the Nine Months Ended September 30, 2020
	Historical	Discontinued Operations (B)	Pro Forma
Revenue:
Service revenue	$155,083	$—	$155,083
Equipment revenue	37,001	—	37,001

Total revenue	192,084	—	192,084

Operating expenses:
Cost of service revenue (exclusive of items shown below)	32,809	—	32,809
Cost of equipment revenue (exclusive of items shown below)	24,036	—	24,036
Engineering, design and development	17,365	—	17,365
Sales and marketing	10,724	—	10,724
General and administrative	36,378	—	36,378
Depreciation and amortization	10,117	—	10,117

Total operating expenses	131,429	—	131,429

Operating income	60,655	—	60,655

Other (income) expense:
Interest income	(689)	—	(689)
Interest expense	93,595	—	93,595
Other expense	12	—	12

Total other expense	92,918	—	92,918

Loss from continuing operations before income taxes	(32,263)	—	(32,263)
Income tax provision	216	—	216

Net loss from continuing operations	(32,479)	—	(32,479)
Net loss from discontinued operations, net of tax	(218,402)	218,402	—

Net loss	$(250,881)	$218,402	$(32,479)

Net loss attributable to common stock per share – basic and diluted:
Net loss from continuing operations	$(0.40)		$(0.40)
Net loss from discontinued operations	(2.67)		—

Net loss	$(3.07)		$(0.40)

Weighted average number of shares - basic and diluted	81,892		81,892

See the Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

Gogo Inc. and Subsidiaries

Unaudited Pro Forma Condensed Consolidated Statement of Operations

(in thousands, except per share amounts)

	For the Year Ended December 31, 2019
	Historical	Discontinued Operations (B)	Pro Forma
Revenue:
Service revenue	$664,353	$(442,431)	$221,922
Equipment revenue	171,373	(84,310)	87,063

Total revenue	835,726	(526,741)	308,985

Operating expenses:
Cost of service revenue (exclusive of items shown below)	297,848	(255,706)	42,142
Cost of equipment revenue (exclusive of items shown below)	134,728	(82,984)	51,744
Engineering, design and development	108,610	(82,597)	26,013
Sales and marketing	49,156	(27,920)	21,236
General and administrative	89,843	(35,215)	54,628
Depreciation and amortization	118,817	(102,127)	16,690

Total operating expenses	799,002	(586,549)	212,453

Operating income	36,724	59,808	96,532

Other (income) expense:
Interest income	(4,210)	210	(4,000)
Interest expense	130,572	(99)	130,473
Loss on extinguishment of debt	57,962	—	57,962
Other (income) expense	(2,602)	2,633	31

Total other expense	181,722	2,744	184,466

Loss before income taxes	(144,998)	57,064	(87,934)
Income tax provision	1,006	(443)	563

Net loss	$(146,004)	$57,507	$(88,497)

Net loss attributable to common stock per share – basic and diluted	$(1.81)		$(1.10)

Weighted average number of shares—basic and diluted	80,766		80,766

See the Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

Gogo Inc. and Subsidiaries

Unaudited Pro Forma Condensed Consolidated Statement of Operations

(in thousands, except per share amounts)

	For the Year Ended December 31, 2018
	Historical	Discontinued Operations (B)	Pro Forma
Revenue:
Service revenue	$630,147	$(433,770)	$196,377
Equipment revenue	263,617	(169,841)	93,776

Total revenue	893,764	(603,611)	290,153

Operating expenses:
Cost of service revenue (exclusive of items shown below)	291,642	(254,503)	37,139
Cost of equipment revenue (exclusive of items shown below)	222,244	(166,828)	55,416
Engineering, design and development	120,090	(101,571)	18,519
Sales and marketing	58,823	(34,427)	24,396
General and administrative	94,269	(36,366)	57,903
Depreciation and amortization	133,617	(119,254)	14,363

Total operating expenses	920,685	(712,949)	207,736

Operating income (expense)	(26,921)	109,338	82,417

Other (income) expense:
Interest income	(4,292)	170	(4,122)
Interest expense	122,809	(189)	122,620
Loss on extinguishment of debt	19,653	—	19,653
Other (income) expense	233	(153)	80

Total other expense	138,403	(172)	138,231

Loss before income taxes	(165,324)	109,510	(55,814)
Income tax benefit	(3,293)	(61)	(3,354)

Net loss	$(162,031)	$109,571	$(52,460)

Net loss attributable to common stock per share – basic and diluted	$(2.02)		$(0.66)

Weighted average number of shares - basic and diluted	80,038		80,038

See the Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

Gogo Inc. and Subsidiaries

Unaudited Pro Forma Condensed Consolidated Statement of Operations

(in thousands, except per share amounts)

	For the Year Ended December 31, 2017
	Historical	Discontinued Operations (B)	Pro Forma
Revenue:
Service revenue	$617,906	$(447,026)	$170,880
Equipment revenue	81,184	(11,452)	69,732

Total revenue	699,090	(458,478)	240,612

Operating expenses:
Cost of service revenue (exclusive of items shown below)	268,334	(238,278)	30,056
Cost of equipment revenue (exclusive of items shown below)	58,554	(11,922)	46,632
Engineering, design and development	133,286	(111,761)	21,525
Sales and marketing	64,017	(39,829)	24,188
General and administrative	93,671	(37,070)	56,601
Depreciation and amortization	145,490	(134,187)	11,303

Total operating expenses	763,352	(573,047)	190,305

Operating income (expense)	(64,262)	114,569	50,307

Other (income) expense:
Interest income	(2,964)	38	(2,926)
Interest expense	111,944	(406)	111,538
Other (income) expense	750	(544)	206

Total other expense	109,730	(912)	108,818

Loss before income taxes	(173,992)	115,481	(58,511)
Income tax benefit	(1,997)	(48)	(2,045)

Net loss	$(171,995)	$115,529	$(56,466)

Net loss attributable to common stock per share – basic and diluted	$(2.17)		$(0.71)

Weighted average number of shares—basic and diluted	79,407		79,407

See the Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

(unaudited)

1.	Pro Forma Adjustments

The following are the explanations for the adjustments reflected in the Unaudited Pro Forma Condensed Consolidated Financial Statements based on preliminary estimates, which may change as additional information is obtained:

(A)

Adjustments reflect the elimination of the CA assets and liabilities that were determined to be assets or liabilities held for sale as of September 30, 2020, as reported in the Company’s Quarterly Report on Form 10-Q for the nine months ended September 30, 2020, and resulting net impact on stockholders’ equity.

(B)

Adjustments reflect the reclassification to discontinued operations of historical CA revenues and expenses. Interest expense and corporate expenses that were not specifically related to CA have been excluded as such general corporate expenses do not meet the requirements to be presented as discontinued operations.

(C)

Represents the cash proceeds received at closing in connection with the Transaction, computed pursuant to the Purchase Agreement as (i) the $400.0 million purchase price, (ii) plus security deposits of $5.0 million acquired by the Buyer, (iii) less debt-like items and transaction expenses, as defined in the Purchase Agreement, of $9.3 million assumed by the Buyer, and (iv) less the estimated net working capital adjustment, as defined in the Purchase Agreement, of $20.0 million, which is subject to finalization within 90 days following the closing date of the Transaction. Additional cash transferred to and separately paid by the Buyer in the Transaction is not included in this adjustment.

(D)

Represents estimated transaction costs related primarily to investment banking fees, legal expenses, other professional fees and accelerated payments attributable to the Transaction under commercial agreements specifically related to CA totaling $23.6 million and Transaction bonuses totaling $5.5 million that were unpaid as of September 30, 2020.

The Unaudited Pro Forma Condensed Consolidated Financial Statements do not include adjustments to reflect the non-recurring gain on the Transaction or the related income tax effect. The gain will be included in the Company’s results of operations for the three-month period ending December 31, 2020, and the Company does not anticipate any income tax effect as it plans to utilize its net operating loss carryforwards to offset the gain on the Transaction.

2.	Transition Services Agreement and Sublease

In connection with the Transaction, the Company and the Buyer entered into a transition services agreement whereby the Company and the Buyer will provide certain post-closing services to each other on a transitional basis. The Company and the Buyer also entered into a sublease agreement whereby the Company will sublease a portion of its Chicago office space to the Buyer for a period of no longer than one year. No pro forma adjustments have been made in respect of these agreements as the post-closing services will not have a continuing impact on the Company’s future results and the sublease expense is immaterial.